UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778247
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
SIGNATURES

Item 2.05.  Costs Associated with Exit or Disposal Activities.

Statements included in this report that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the Virgin Media’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Certain of these factors are discussed in more detail under “Risk Factors” and elsewhere in Virgin Media’s Form 10-K filed with the SEC on February 29, 2008, as amended, our Form 10-Q filed with the SEC on May 8, 2008, and our Form 10-Q filed with the SEC on November 10, 2008.  Virgin Media assumes no obligation to update any forward-looking statement included in this announcement to reflect events or circumstances arising after the date on which it was made.

On November 10, 2008, Virgin Media Inc. (the “Company”) announced a restructuring plan (the “Plan”) aimed at driving further improvements in its operational performance and eliminating inefficiencies over a three-year period. The restructuring builds on the merger of ntl and Telewest and the subsequent acquisition of Virgin Mobile in 2006.  It is a result of an intensive period of review which started in early 2008 to understand what is needed to create a fully-integrated, customer-focused organization that is capable of competing effectively for the long term. While the Company anticipates significant cost savings from the Plan, and that the annual savings from and after 2010 will exceed the annual costs, it expects that 2008 and 2009 costs will exceed 2009 savings.  These costs will include purchases of fixed assets, lease and contract exit costs, employee termination costs and other restructuring and restructuring-related expenses, some of which will be classified as restructuring costs under Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, or FAS 146.  Costs that are not classified as restructuring charges will generally be classified as other operating costs or selling, general and administration expenses in the Company’s consolidated statements of operations, or may be capitalized as fixed assets in the consolidated balance sheet. In accordance with FAS 146, the Company will accrue lease exit costs at the time of ceasing to use a property and will generally expense other restructuring charges as they are incurred.  In total, the Company expects to incur cash expenditures of between £170 million to £200 million.  The Company estimates these costs will consist primarily of employee-related termination costs (between £35 million to £45 million), lease and other contract exit costs (between £45 million to £55 million), purchases of fixed assets (between £30 million to £40 million), and other operating expenditures (approximately £60 million).  The Company may also record higher depreciation expense associated with certain assets affected as well as asset impairments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2008	VIRGIN MEDIA INC.

	By:	/s/ Bryan H. Hall
Bryan H. Hall
Secretary